                                                                  CONFORMED COPY

                       FIRST BRANDS FUNDING MASTER TRUST

                            ------------------------
                              AMENDED AND RESTATED
                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

                            ------------------------
                          Dated as of December 2, 1993
                           amending and restating the
                   Letter of Credit Reimbursement Agreement,
                            dated as of May 21, 1992

                               TABLE OF CONTENTS

ARTICLE I          DEFINITIONS.........................................................................     2
     Section 1.01  Definitions.........................................................................     2
ARTICLE II         ISSUANCE OF LOC; REIMBURSEMENT OBLIGATION...........................................     2
     Section 2.01  Issuance of LOC; Substitute LOCs; Extensions of the LOC.............................     2
     Section 2.02  LOC Draws...........................................................................     4
     Section 2.03  Reimbursement.......................................................................     5
     Section 2.04  No Recourse; Obligations Absolute...................................................     6
     Section 2.05  Facility Fees.......................................................................     7
     Section 2.06  Liability of LOC Issuer.............................................................     8
     Section 2.07  Surrender of LOC....................................................................     8
     Section 2.08  Conditions Precedent................................................................     9
     Section 2.09  Increased Costs and Taxes...........................................................    10
     Section 2.10  Reserved............................................................................    12
     Section 2.11  Events of Default...................................................................    12
     Section 2.12  Conflicting Instructions from the Trustee...........................................    14
     Section 2.13  Limited Recourse to Servicer and Trust..............................................    15
ARTICLE III        REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................    15
     Section 3.01  Representations.....................................................................    15
     Section 3.02  Additional Representations..........................................................    17
     Section 3.03  Covenants...........................................................................    18
ARTICLE IV         MISCELLANEOUS.......................................................................    20
     Section 4.01  Method and Place of Payments and Net Payments.......................................    20
     Section 4.02  Expenses............................................................................    20
     Section 4.03  Indemnity...........................................................................    20
     Section 4.04  Notices.............................................................................    22
     Section 4.05  Governing Law.......................................................................    23
     Section 4.06  Waivers, etc........................................................................    23
     Section 4.07  Severability........................................................................    24
     Section 4.08  Term................................................................................    24
     Section 4.09  Successors and Assigns..............................................................    24
     Section 4.10  Counterparts........................................................................    25
     Section 4.11  Further Assurances..................................................................    25
     Section 4.12  Captions............................................................................    25
     Section 4.13  Representations, Warranties and Covenants of the LOC Issuer.........................    25
     Section 4.14  Survival of Representations, Indemnities, Warranties and Agreements.................    27
     Section 4.15  Tax Forms...........................................................................    27
     Section 4.16  Jurisdiction........................................................................    28
     Section 4.17  Limited Recourse to Transferor......................................................    28
     Section 4.18  Limitation of Liability and Trustee's Obligations...................................    28
EXHIBIT A          FORM OF IRREVOCABLE LETTER OF CREDIT
     ANNEX 1       FORM OF CERTIFICATE FOR DRAWING
     ANNEX 2       FORM OF CERTIFICATE FOR SPECIAL DRAWING
     ANNEX 3       FORM OF CERTIFICATE FOR TERMINATION
     ANNEX 4       FORM OF TRANSFER CERTIFICATE
     ANNEX X       Definitions

                              AMENDED AND RESTATED
                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

     AMENDED AND RESTATED LETTER OF CREDIT REIMBURSEMENT AGREEMENT dated as of December 2, 1993, among WESTDEUTSCHE LANDESBANK GIROZENTRALE, acting through its New York Branch (the 'LOC Issuer'), FIRST BRANDS FUNDING INC (the 'Transferor'), FIRST BRANDS CORPORATION (the 'Servicer') and FIRST BRANDS FUNDING MASTER TRUST (the 'Trust'), a trust formed under the Pooling and Servicing Agreement and the Variable Funding Supplement thereto (the 'Supplement') each dated May 21, 1992 (together, the

'Pooling and Servicing Agreement') among the Transferor, the Servicer and Chemical Bank, as Trustee (the 'Trustee')and THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, acting through its New York Branch, as administrative agent (the 'Administrative Agent', which amends and restates the Letter of Credit Reimbursement Agreement originally dated as of May 21, 1992 (the 'Original Reimbursement Agreement').

                                  WITNESSETH:

     WHEREAS, the Servicer, the Transferor and the Trustee have entered into the Pooling and Servicing Agreement in order to issue the Variable Funding Certificate;

     WHEREAS, the Servicer, the Transferor and the Trustee have requested the LOC Issuer to issue the LOC substantially in the form of Exhibit A hereto to replace the letter of credit (the 'Original LOC') originally issued by The Long-Term Credit Bank of Japan, Limited, ('LTCB') in support of the Variable Funding Certificate;

     WHEREAS, LTCB, as issuer of the Original LOC, has assigned to the LOC Issuer all of its rights and benefits under the Original Reimbursement Agreement and the other Loan Documents occurring on and after the date hereof.

     WHEREAS, the LOC Issuer, the Transferor, the Servicer and the Trust, acting through the Trustee, desire to amend and restate the Original Reimbursement Agreement as set forth below, and the LOC Issuer is willing to issue the LOC on the terms and conditions herein contained;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 Definitions. As used in this Letter of Credit Reimbursement Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in Annex X hereto which is incorporated by reference herein and shall include in the singular number the plural and in the plural number the singular.

     'Agreement' shall mean this Letter of Credit Reimbursement Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

     'Replacement Date' shall mean the date on which the LOC is issued by the LOC Issuer pursuant to this Letter of Credit Reimbursement Agreement in replacement of the Original LOC.

                                   ARTICLE II

                                ISSUANCE OF LOC;
                            REIMBURSEMENT OBLIGATION

     Section 2.01 Issuance of LOC; Substitute LOCs; Extensions of the LOC. (a) The LOC Issuer hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue to the Trustee for the benefit of the Holder of the Variable Funding Certificate, on the Replacement Date its irrevocable letter of credit (including any letter of credit issued by the LOC Issuer in replacement thereof and as such letter of credit may be supplemented, amended, or modified from time to time, the 'LOC') in the form of Exhibit A hereto, completed in accordance with such form and the terms of this Section 2.01. The LOC shall be dated its date of issuance and shall be issued by the LOC Issuer in an initial stated amount equal to $10,000,000 (the 'LOC Commitment') on the date of issuance for a term expiring on May 21, 1995, subject to extension as set forth in Section 2.01(c) (the 'LOC Expiration Date') and early termination as set forth in the LOC and shall be applicable to draws required under Section
4.05 of the Pooling and Servicing Agreement with respect to the Variable Funding Certificate and Section 4.10 of the Pooling and Servicing Agreement with respect to the Variable Funding Certificate.

     (b) Promptly following the appointment and qualification of any successor to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, the LOC Issuer shall deliver to such successor trustee, in exchange for the outstanding LOC held by the predecessor Trustee, a substitute letter of credit substantially in the form of Exhibit A hereto, having terms identical to the then outstanding LOC but in favor of such successor trustee.

     (c) No later than August 21, 1994 or nine months prior to any subsequent LOC Expiration Date, the Transferor may request the LOC Issuer to extend the LOC Expiration Date for a period of one additional year. Within 90 days after receipt of any notice from the Servicer under this Section 2.01(c), the LOC Issuer shall notify the Transferor and the Trustee whether or not it agrees to extend the LOC Expiration Date. If the LOC Issuer elects, in its sole discretion to extend the LOC Expiration Date, the LOC Expiration Date shall be extended for one additional year and the LOC Issuer shall either (i) issue to the Trustee in exchange for the then outstanding LOC a substitute letter of credit having terms identical to those of the then outstanding LOC but expiring on the LOC Expiration Date, as so extended, or (ii) deliver to the Trustee an amendment to the then outstanding LOC to reflect such extension of the LOC Expiration Date. If the LOC Issuer decides not to extend the Expiration Date, the Transferor may obtain and deliver to the Trustee a replacement letter of credit or written notification that other arrangements acceptable to the Rating Agencies have been obtained to replace the expiring LOC. In the event that the Trustee has not received an amendment to extend the LOC Expiration Date as provided in this Section or a replacement letter of credit or other arrangement in lieu of a replacement letter of credit which each Rating Agency confirms would not cause a reduction or withdrawal of the then current rating of the Commercial Paper and which is acceptable to the Required Banks on or prior to the 90th day preceding the LOC Expiration Date, the LOC Issuer or the Trustee shall give notice to such effect to the Transferor and the Servicer and the Administrative Agent that an Event of Termination under Section 9.02 of the Pooling and Servicing Agreement has occurred, and in such event the LOC Expiration Date shall be extended by the LOC Issuer until thirteen months after such LOC Expiration Date and in such event, the LOC Issuer shall deliver either a substitute letter of credit in exchange for the then outstanding LOC which expires on the LOC Expiration Date or an amendment to the then outstanding LOC to reflect such extension of the LOC Expiration Date; provided, however, that in any event the LOC Expiration Date shall occur no later than the date on which the Variable Funding Certificate has been paid in full or the Trust has been terminated.

     Section  2.02 LOC  Draws. (a) Pursuant  to Section 4.05(a),  (c), (d), (g),
(k), (m) or (n) of the Pooling and Servicing Agreement, at or before 4:00 p.m. (New York City time) on the Business Day immediately preceding the applicable Payment Date on which a draw is to be made, the Trustee has agreed in the Pooling and Servicing Agreement to make a drawing under the LOC in the amount identified in such Servicer's instructions with respect to the Variable Funding Certificate by delivering to the LOC Issuer and to the Administrative Agent a duly completed drawing certificate (a 'Drawing Certificate') in the form attached as Annex 1 to the LOC. Upon receipt of a duly completed Drawing Certificate from the Trustee by 4:00 p.m. New York City time, the LOC Issuer shall make a payment to the Trustee by 9:30 a.m. (New York City time) on the Business Day succeeding the day of such drawing, and the Trustee has agreed in the Pooling and Servicing Agreement to pay to the Holder of the Variable Funding Certificate pursuant to Section 4.05(a), (c), (d), (g), (k), (m) or (n) of the Pooling and Servicing Agreement the amount received from the LOC Issuer in respect of such drawing.

     (b) The LOC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand by the Trustee for an LOC Disbursement to ascertain that the same appear on their face to be in conformity with the terms and conditions of the LOC. If, after examination, the LOC Issuer shall have determined that a demand for an LOC Disbursement does not conform to the terms and conditions of the LOC, then the LOC Issuer shall, without delay, give notice to the Transferor, the Trustee and the Administrative Agent to the effect that the demand was not in accordance with the terms and conditions of the LOC, stating the reasons therefor and that the relevant documents are being held at the disposal of the Trustee or are being returned to the Trustee, as the LOC Issuer may elect. The Trustee may attempt to correct any such non-conforming demand for payment under the LOC on or before the LOC Expiration Date.

     (c) It is understood and agreed that in making any payment under the LOC, the LOC Issuer's exclusive reliance on the documents presented or otherwise delivered to it under the LOC as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under the LOC, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to the LOC proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to the LOC proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, shall not be deemed wilful misconduct or gross negligence of the LOC Issuer.

     (d) If a Responsible Officer of the Trustee obtains knowledge that the short-term debt rating of the LOC Issuer will be reduced, suspended or withdrawn, the Trustee shall promptly make a draw of the Available LOC Amount (a 'Special Drawing') under the LOC and deposit the funds of such Special Drawing into the LOC Escrow Account (as defined in Section 4.11 of the Pooling and Servicing Agreement) unless the Rating Agencies confirm that the then current rating of the Commercial Paper will not be reduced, suspended or withdrawn by such Rating Agencies because of such reduction, suspension or withdrawal of the short-term debt rating of the LOC Issuer. In the event a replacement letter of credit or other arrangement in lieu of a replacement letter of credit which each Rating Agency confirms would not cause a reduction or withdrawal of the then current rating of the Commercial Paper is delivered subsequent to such Special Drawing, this Agreement and the LOC shall terminate and the Trustee shall surrender the LOC to the LOC Issuer for cancellation; provided, however, that any reimbursement obligation pursuant to Section 2.03 hereof and Section 4.11 of the Pooling and Servicing Agreement shall survive such termination.

     Section 2.03 Reimbursement. (a) In order to provide for reimbursement to the LOC Issuer for any disbursement made under the LOC or any funds otherwise made available by the LOC Issuer pursuant to the LOC (including a Special Drawing pursuant to Section 4.10 of the Pooling and Servicing Agreement), including interest thereon (an 'LOC Disbursement'), and the payment of certain other amounts due hereunder, the Servicer agrees to perform on a timely basis each of its obligations set forth in the Pooling and Servicing Agreement in accordance with its terms. The Servicer and the Transferor acknowledge and agree that the LOC Issuer shall be reimbursed for LOC Disbursements, the LOC Fee and all other amounts due to the LOC Issuer hereunder in accordance with Section 4.05(f), (h), (p) and (q) and Section 4.11 of the Pooling and Servicing Agreement. Each LOC Disbursement made by the LOC Issuer not repaid in full prior to 3:00 P.M. (New York City time), on the date when made, any LOC Fee not paid within two Business Days of the due date thereof, and any other amount payable to the LOC Issuer under this Agreement not paid by the 30th day after the date notice thereof is given by the LOC Issuer to the Trustee, shall bear interest from and including the date of the making thereof until paid in full (but excluding the date of repayment) on the unpaid amount thereof from time to time outstanding at a rate per annum (computed on the basis of the actual days elapsed and a year of 360 days) equal to the prime rate of the LOC Issuer plus 2% per annum (such rate being referred to herein as the 'Unreimbursed Disbursement Rate').

     (b) Interest on each LOC Disbursement not repaid in full on the date made shall be payable together with the principal amount of such LOC Disbursement pursuant to the Variable Funding Supplement.

     (c) All payments to be made hereunder (except as provided elsewhere in this Agreement) shall be made to the LOC Issuer at the account specified on the signature page hereof (or at such other account as the LOC Issuer may have specified for such purpose in a written notice to the Trustee, the Transferor and the Administrative Agent) in immediately available funds. All payments hereunder shall be made not later than 3:00 P.M. (New York City time) on the date due, and funds received after that hour shall be deemed to have been received by the LOC Issuer on the next succeeding Business Day.

     (d) Upon reimbursement of the LOC Issuer for any LOC Disbursement to the extent of such reimbursement (to the extent such reimbursement is applied to reimburse the LOC Issuer for the principal amount of an LOC Disbursement) pursuant to the provisions of this Agreement and the Pooling and Servicing Agreement, such amount shall be reinstated immediately in the Available LOC Amount. All payments made to the LOC Issuer pursuant to this Agreement other than the LOC Fee shall be allocated and paid to the LOC Issuer in accordance with Sections 4.05(f) and (p) of the Pooling and Servicing Agreement.

     Section 2.04 No Recourse; Obligations Absolute. Each of the LOC Issuer and the Administrative Agent agrees that it shall have no right of set-off or banker's lien against the Transferor with respect to any LOC Disbursement, the Trustee or any Affiliate, officer or director of any of them. Subject to and without limiting the foregoing provisions of this Section 2.04, the obligations of the Transferor under Section 2.03 hereof and the right of the LOC Issuer to be paid the LOC Disbursement and all other amounts payable to the LOC Issuer under this Agreement in full shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances (except as expressly provided to the contrary below):

     (a) any lack of validity or enforceability of this Agreement, the LOC or the Pooling and Servicing Agreement;

     (b) any amendment or waiver of, or consent to or departure from, the LOC, this Agreement or the Pooling and Servicing Agreement;

     (c) the existence of any claim, set-off, defense or other rights which the Servicer or the Transferor may have at any time against the Trustee, any beneficiary or any transferee of the LOC (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), the LOC Issuer, the Administrative Agent or any other person or entity, whether in connection with the LOC, this Agreement, the Pooling and Servicing Agreement or any unrelated transactions;

     (d) any statement or any document presented under the LOC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided the LOC Issuer's reliance on such statement or documents shall not have constituted gross negligence or wilful misconduct of the LOC Issuer;

     (e) payment by the LOC Issuer under the LOC against presentation of a Drawing Certificate or other draft or document which does not comply with the terms of the LOC or this Agreement; provided such payment shall not have constituted gross negligence or willful misconduct of the LOC Issuer;

     (f) the bankruptcy or insolvency of the Transferor or the Servicer; and

     (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided that the same shall not have constituted gross negligence or wilful misconduct of the LOC Issuer.

     Section 2.05 Facility Fees. (a) The LOC Issuer hereby acknowledges and agrees that it shall not be entitled to receive from the Transferor or the Servicer any arrangement fee with respect to the issuance of the LOC.

     (b) The Servicer hereby agrees to pay, on behalf of the Trust, to the LOC Issuer, a letter of credit commission (the 'LOC Fee') for the period from and including the Replacement Date to and including the LOC Expiration Date, computed at a rate equal to 1.25% per annum, calculated on the LOC Commitment. The LOC Fee shall be payable quarterly in arrears on the third, sixth, ninth and twelfth Settlement Dates of each year and on the LOC Expiration Date, and shall be payable to the Administrative Agent for the account of the LOC Issuer at its account specified on the signature page hereof.

     (c) The LOC Fee shall be calculated on the basis of actual days elapsed and a year of 360 days.

     Section 2.06 Liability of LOC Issuer. None of the LOC Issuer or the Administrative Agent nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the LOC or any acts or omissions of the Transferor or the Trustee or any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents (other than the LOC), or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the LOC Issuer against presentation of documents which do not comply with the terms of the LOC, including failure of any documents to bear any reference or adequate reference to the LOC; or (d) any other circumstances whatsoever in making or failing to make payment under the LOC; provided, that the Transferor and the Trustee shall have a claim against the LOC Issuer, and the LOC Issuer shall be liable to the Transferor and the Trustee, to the extent of any direct, as opposed to consequential, damages suffered by the Transferor or the Trustee that were caused by (i) the LOC Issuer's wilful misconduct or gross negligence in determining whether documents presented under the LOC comply with the terms of the LOC or (ii) the LOC Issuer's gross negligence in failing to make or wilful failure to make lawful payment under the LOC after the timely presentation to the LOC Issuer by the Trustee of a Drawing Certificate strictly complying with the terms and conditions of the LOC. In furtherance and not in limitation of the foregoing, the LOC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation; provided, that the LOC Issuer shall not be excused from its wilful misconduct or gross negligence in determining whether documents presented under the LOC comply with the terms of the LOC.

     Section 2.07 Surrender of LOC. Provided that the LOC Issuer is not then in default under the LOC by reason of its having wrongfully failed to honor a demand for payment previously made by the Trustee under the LOC, the Trustee shall surrender the LOC to the LOC Issuer promptly following the earlier of (i) the LOC Expiration Date and (ii) the termination of the Trust.

     Section 2.08 Conditions Precedent. The following constitute conditions precedent to the obligation of the LOC Issuer to issue the LOC on the Replacement Date:

     (a) The LOC Issuer shall have received fully executed copies of the Pooling and Servicing Agreement, the Supplement, the Purchase Agreement, the Liquidity Agreement and all related documents, and such agreements shall be in form and substance satisfactory to the LOC Issuer.

     (b) On the date of issuance of the LOC, all representations and warranties of the Servicer and the Transferor contained in this Agreement and the Pooling and Servicing Agreement shall be true and correct, and the LOC Issuer shall have received a certificate from each of the Servicer and the Transferor to such effect.

     (c) On the date of issuance of the LOC, the Transferor and the Servicer shall not be in default of any obligation under the Pooling and Servicing Agreement, this Agreement or the Purchase Agreement.

     (d) The LOC Issuer shall have received the favorable written opinion of counsel to First Brands Corporation (who may be an employee of the Servicer) and the Transferor, dated the Replacement Date, with respect to the matters reasonably requested by the LOC Issuer.

     (e) The LOC Issuer shall have received (i) a copy of the resolutions of the Board of Directors of the Servicer, certified as of the Replacement Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance of the Pooling and Servicing Agreement and this Agreement and the procurement of the LOC, (ii) copies of the Charter and By-laws of the Servicer, (iii) an incumbency certificate of the Servicer with respect to its officers authorized to execute the Pooling and Servicing Agreement, this Agreement and the documents required hereby, (iv) a copy of the resolutions of the Board of Directors of the Transferor, certified as of the Replacement Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance of the Pooling and Servicing Agreement and this Agreement, (v) copies of the Charter and By-laws of the Transferor and (vi) an incumbency certificate of the Transferor with respect to its officers authorized to execute the Pooling and Servicing Agreement, this Agreement and the documents required hereby.

     (f) The Pooling and Servicing Agreement shall be in full force and effect and the Variable Funding Certificate shall have been validly issued.

     (g) The LOC Issuer shall have received such other documents, certificates, instruments, approvals and opinions as the LOC Issuer may reasonably request.

     Section  2.09 Increased  Costs and Taxes.  (a) Increased  Costs. Subject to
Section 2.13, if after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law):

          (i) shall subject the LOC Issuer to any tax, duty or other charge with respect to this Agreement or any payments made hereunder, or shall change the basis of taxation of payments to the LOC Issuer of any amounts due under this Agreement (except for changes in the rate of tax on the overall net income of the LOC Issuer imposed by the jurisdiction in which such LOC Issuer's principal executive office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, the LOC Issuer or shall impose on the LOC Issuer or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement; or

          (iii)  imposes  upon the  LOC Issuer  any  other condition  or expense
     (including, without limitation, (i) loss of margin and (ii) reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any payments made hereunder, and the result of any of the foregoing is to increase the cost to the LOC Issuer of maintaining the LOC, or to reduce the amount of any sum received or receivable by the LOC Issuer under this Agreement, by an amount deemed by the LOC Issuer to be material, then the Trustee, in accordance with Sections 4.05(f)(iii) and 4.05(p)(iii) of the Pooling and Servicing Agreement, shall pay to the LOC Issuer such additional amount or amounts as will compensate the LOC Issuer for such increased cost or reduction. If the LOC Issuer becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the Trustee of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by an officer of the LOC Issuer to the Trustee shall be conclusive, in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     (b) If the LOC Issuer shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of the LOC Issuer (or its parent) as a consequence of the LOC or the LOC Issuer's obligations hereunder to a level below that which the LOC (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the LOC Issuer to be material, then from time to time, the Trustee, in accordance with Sections 4.05(f)(iii) and 4.05(p)(iii) of the Pooling and Servicing Agreement, shall pay to the LOC Issuer such additional amount or amounts as will compensate the LOC Issuer (or its parent) for such reduction.

     (c) The LOC Issuer shall promptly notify the Trustee and the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle the LOC Issuer to compensation pursuant to this Section. A certificate of the LOC Issuer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the LOC Issuer may use any reasonable averaging and attributing methods.

     (d) Taxes. (A) All payments made under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the LOC Issuer, net income and franchise taxes based upon net income imposed on the LOC Issuer by the jurisdiction under the laws of which it is organized or in which is located any office from or at which the LOC Issuer is honoring any Drawing Certificate or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called 'Taxes'). If any Taxes are required to be withheld from any amounts payable to the LOC Issuer hereunder, the amounts so payable to the LOC Issuer shall be increased to the extent necessary to yield to the LOC Issuer (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the Trustee, as promptly as possible thereafter the Trustee shall send to the LOC Issuer a certified copy of the original official receipt, if any, received by the Trustee showing payment thereof.

     (e) If the Trustee fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the LOC Issuer the required receipts or other required documentary evidence, the Trustee shall indemnify the LOC Issuer for any incremental taxes, interest or penalties that may become payable by the LOC Issuer as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     Section 2.10 Reserved

     Section 2.11 Events of Default. Upon the occurrence of any of the following events (each an 'Event of Default'), and so long as such Event of Default shall continue unremedied:

     (a) (i) failure of any LOC Disbursement, including interest thereon, to be paid when due, (ii) failure of any LOC Fee to be paid within 2 Business Days following the due date thereof and (iii) failure of any other payment under this Agreement to be paid within 2 Business Days following the due date thereof; provided that amounts specified in item (iii) shall not be deemed due until the 30th day after notice thereof has been given to the Trustee; or

     (b) Representations. Any representation or warranty or statement made by the Servicer in this Agreement or in the Pooling and Servicing Agreement shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the LOC Issuer; or

     (c) Covenants. Failure by the Servicer to observe or perform in any material respect any covenant or agreement contained herein or in the Pooling and Servicing Agreement and not constituting an Event of Default under any other clause of this Section 2.11 which continues unremedied for a period of 60 days after the earlier of actual knowledge or the date on which written notice of such failure shall have been given; or

     (d) Voluntary Bankruptcy Proceedings of the Servicer or the Transferor. Either (i) an order for relief under Title 11 of the United States Code shall be entered in a case in which the Servicer or the Transferor is a debtor, or the Servicer or the Transferor shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) corporate action shall be taken by the Servicer or the Transferor for the purpose of effectuating any of the foregoing; or

     (e) Involuntary Bankruptcy Proceedings against the Servicer or the Transferor. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Servicer or the Transferor under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Servicer or the Transferor or the appointment of a receiver, trustee, custodian or liquidator for the Servicer or the Transferor or of a substantial part of the property, assets or business of the Servicer, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Servicer or the Transferor, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be; or

     (f) No Valid Agreement. This Agreement or the Pooling and Servicing Agreement shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Servicer or the Servicer shall deny that it has any or further liability or obligation thereunder;

     (g) Matured Default. A Matured Default under the Liquidity Agreement shall have occurred, if any;

     (h) Other Agreements. The Liquidity Agreement (or any provision thereof material to the Holders of the Variable Funding Certificate) shall fail to be in full force and effect, enforceable in accordance with its terms, or the security interest purported to be created by the Security Agreement shall fail to be a valid and enforceable perfected first priority security interest in favor of the Collateral Agent in any of the Collateral; or

     (i) Servicer Default. A Servicer Default shall have occurred and be continuing or the Servicer shall be changed from First Brands (or any successor Servicer to which the LOC Issuer has consented) without the consent of the LOC Issuer;

then and in any such event, the LOC Issuer may (i) give notice to the Servicer of the occurrence of the Event of Default which becomes an Event of Termination under Section 9.02 of the Pooling and Servicing Agreement, and (ii) pursue, to the extent permitted by applicable law, any other remedy available at law or in equity, including, without limitation, the remedy of specific performance of any covenant or agreement herein contained (any such Event of Default followed by the notice specified in item (i) above, a 'Matured Default').

     Section 2.12 Conflicting Instructions from the Trustee. Notwithstanding any other provision of this Agreement, in the event the LOC Issuer (i) receives a demand for a drawing to be made under the LOC and (ii) receives any communication purportedly from the Trustee or any of its officers, employees or agents which communication indicates that such demand is not in order, the LOC may defer honoring such demand until it receives further written instructions from the Trustee as to the disposition of such demand.

     Section 2.13 Limited Recourse to Servicer and Trust. The LOC Issuer agrees that the obligations of the Trust and the Servicer hereunder, including, with respect to the Trust the obligations under Sections 2.09 and 4.03 hereof, and with respect to the Servicer solely in respect of its obligations to cause to be paid amounts due and owing to the LOC Issuer pursuant to Sections 4.05(f) and
(p) of the Pooling and Servicing Agreement shall be payable solely from available Issuer Imputed Yield Collections in the Collection Account pursuant to Sections 4.05(f) and (p) of the Pooling and Servicing Agreement (subject to all prior claims thereon specified in the Pooling and Servicing Agreement) and that the LOC Issuer shall not look to any other property or assets of the Servicer or the Trust in respect of such obligations and that such obligations shall not constitute a claim against the Servicer or the Trust in the event that the assets of the Servicer or the Trust which are available pursuant to Sections 4.05(f) and (p) are insufficient to pay in full such obligations, provided that notwithstanding the foregoing, the obligations of the Servicer under Section 2.05(b) shall be recourse obligations of the Servicer, collectible out of its assets, to the extent it has received such amounts from the Trustee pursuant to the Pooling and Servicing Agreement, whether or not the Servicer still has possession or control of such amounts. The Trustee is not acting in an individual capacity under this Agreement, but solely as trustee of the Trust.

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.01 Representations. The Servicer hereby represents, warrants and covenants that:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Pooling and Servicing Agreement and, in all material respects, to own its property and conduct its business as such properties are presently owned and as such business is presently conducted.

          (b) The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to obtain such license or approval would have a material adverse effect upon the Certificateholders or upon the ability of the Servicer to perform its obligations under this Agreement or the Pooling and Servicing Agreement.

          (c) The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement, and the consummation of the transactions provided in this Agreement and the Pooling and Servicing Agreement, have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

          (d) This Agreement and the Pooling and Servicing Agreement constitute legal, valid and binding obligations of the Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general and, with respect to any Successor Servicer which is a national banking association, the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (e) The execution and delivery of this Agreement and the Pooling and Servicing Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the Pooling and Servicing Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, or require any consent, approval or registration under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

          (f) There are no proceedings or investigations, pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement, (ii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or the Pooling and Servicing
     Agreement, or (iii) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Pooling and Servicing Agreement.

          (g) All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained.

          (h) No Event of Default under this Agreement, no Event of Termination, no Servicer Default, no Event of Default under the Liquidity Agreement, and no event, which with lapse of time or notice or both would become any of such events has occurred and is continuing.

          (i) Neither the Servicer nor the Transferor nor any of their respective subsidiaries is an 'investment company' as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

          (j) Neither the Servicer nor the Transferor nor any of their respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of the credits extended hereby or under the Pooling and Servicing Agreement will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying such margin Stock if such action would violate, or be inconsistent with, any rules or regulations of the Federal Reserve Board, including without limitation, any provisions of Regulation G, T, U or X.

     Section 3.02 Additional Representations. The Transferor and the Servicer represent and warrant that the representations and warranties made by them in Sections 2.03, 2.04 and 3.03 of the Pooling and Servicing Agreement are true and correct as of the dates there so made.

     Section 3.03 Covenants. The Servicer covenants and agrees that, so long as the LOC shall remain in effect or any monetary obligation arising hereunder or under the Pooling and Servicing Agreement shall remain unpaid, unless the LOC Issuer shall otherwise consent in writing, it shall:

          (a) for the benefit of the LOC Issuer and for so long as this Agreement shall be in effect, perform and comply with each of its respective agreements, warranties and indemnities contained in this Agreement and the Pooling and Servicing Agreement; provided that the remedy for the breach of this clause (a) as to warranties of the Servicer in the Pooling and Servicing Agreement, shall, to the extent that the remedy for such breach is limited in the Pooling and Servicing Agreement, be so limited herein;

          (b) Neither the Servicer nor the Transferor shall, without the consent of the LOC Issuer, amend or waive or consent to any amendment to or waiver of (i) Article IV of the Pooling and Servicing Agreement as it relates to the Variable Funding Supplement (including such portions of Article IV which may be restated in the Variable Funding Supplement) or any definition to the extent used therein, (ii) the definition of Discount Factor in a manner which cause a reduction thereof, (iii) Section 9.02 of the Pooling and Servicing Agreement or (iv) any other provision of the Pooling and Servicing Agreement or any other Facilities Document to the extent the LOC Issuer would be materially adversely affected thereby; provided that the addition of a Supplement for a Series will not in and of itself cause a material adverse effect on the LOC Issuer.

          (c) deliver to the LOC Issuer and the Administrative Agent a copy of each amendment or supplement to the Pooling and Servicing Agreement or of the Liquidity Agreement, any Supplement, the Purchase Agreement or any of the other agreements contemplated hereby;

          (d) execute and deliver to the LOC Issuer and the Administrative Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the LOC Issuer or the Trustee to enable the Trustee,on behalf of the Trust, or the LOC Issuer to exercise and enforce their respective rights under this Agreement and the Pooling and Servicing Agreement and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times in such manner and at such place or places, all as may be necessary or reasonably required by the Trustee or the LOC Issuer to validate, preserve and protect the position of the Trust and the LOC Issuer under this Agreement and the Pooling and Servicing Agreement;

          (e) not sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, without the consent of the LOC Issuer;

          (f) furnish to the LOC Issuer and the Administrative Agent a copy of each certificate, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of First Brands Funding Inc, as Transferor, or the Servicer, to Certificateholders, the Trustee or the Rating Agencies concurrently therewith and furnish to the LOC Issuer promptly after receipt thereof, a copy of each notice, demand or other communication received by First Brands Funding Inc, as Transferor, or the Servicer from the Trustee, the Certificateholders or the Rating Agencies with respect to the Variable Funding Certificate, the LOC, this Agreement or the Pooling and Servicing Agreement; and furnish such other information as the LOC Issuer or the Administrative Agent may reasonably request;

          (g) promptly advise the LOC Issuer and the Administrative Agent of the occurrence of any Event of Termination or Servicer Default under the Pooling and Servicing Agreement;

          (h) with respect to the Receivables, promptly notify the LOC Issuer of any material changes in the Credit and Collection Policy, and in any event will not, except as required by law, make any material change to the Credit and Collection Policy which could reasonably be expected to have a material adverse effect on the collectibility of the Receivables, taken as a whole or on the rights of the LOC Issuer;

          (i) upon reasonable written notice from the LOC Issuer or the Administrative Agent, allow employees and agents of the LOC Issuer or the Administrative Agent, during the Servicer's normal business hours, to audit the Servicer's books and records concerning the Receivables, and the servicing thereof; provided, however, that such audit is performed without unreasonable disruption of the Servicer's operations; and provided, further, that such audit may be conducted at the Servicer's expense only once each calendar year, and all costs and expenses of any audit after the first in any calendar year shall be paid by the LOC Issuer.

          (j) perform on a timely basis all of its obligations under the Pooling and Servicing Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.01 Method and Place of Payments and Net Payments. (a) Unless otherwise specified herein, all payments to the LOC Issuer hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 3:00 P.M. (New York City time) on the date such payment is due by wire transfer to the account of the LOC Issuer, at The Long-Term Credit Bank of Japan, Limited or to such other office or account maintained by the LOC Issuer as the LOC Issuer may direct.

     (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, commissions or fees, if any, in connection with such payment.

     Section 4.02 Expenses. Subject to Section 2.13 the Servicer agrees, and shall instruct the Trustee, to pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, incurred by the LOC Issuer in connection with the amendment, modification, waiver and enforcement of this Agreement, the Pooling and Servicing Agreement and any other document delivered in connection herewith or therewith.

     Section 4.03 Indemnity. (a) Subject to Section 2.13, the Transferor agrees to indemnify and hold harmless the LOC Issuer and the Administrative Agent and their respective officers, directors, employees and agents (the LOC Issuer, the Administrative Agent, their officers, directors, employees and agents shall be individually referred to herein as an 'Indemnitee') from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such Indemnitee may incur (or which may be claimed against any such Indemnitee) by reason of or in connection with the execution and delivery or assignment of, or payment under, the LOC or this Agreement or any transactions contemplated hereby or by the Pooling and Servicing Agreement, or by reason of any default in the reimbursement of any LOC Disbursement except to the extent that any such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of any such Indemnitee. In the event of a LOC Disbursement pursuant to Sections 4.05(d) or (n) of the Pooling and Servicing Agreement as a result of the failure of the Transferor to reimburse the Trust for credits, the Transferor shall indemnify, and pay, to the LOC Issuer the amount of such credits to the extent of the unreimbursed LOC Disbursement. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs and expenses to which the LOC Issuer may become subject under the Securities Act of 1933, as amended (the 'Act'), the Securities Exchange Act of 1934, as amended, or other federal or state law or regulation. This covenant shall survive the termination of this Agreement and the expiration of the LOC.

     (b) The Servicer shall not assign (whether voluntarily or as a result of a Servicer Default) any of its rights or obligations hereunder or under the Pooling and Servicing Agreement (except as permitted by Section 8.07 of the Pooling and Servicing Agreement) to any Person unless (i) the prior written consent of the LOC Issuer shall have been obtained, and (ii) prior to the effective date of such assignment, such Person shall have executed and delivered to the LOC Issuer a written agreement in form and substance reasonably satisfactory to the LOC Issuer in which such Person agrees to be bound by the terms, covenants and conditions contained herein and in the Pooling and Servicing Agreement applicable to the Servicer as Servicer, and subject to the duties and obligations of the Servicer hereunder after the effective date of its appointment and shall agree to indemnify and hold harmless the LOC Issuer from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the LOC Issuer may incur (or which may be claimed against the LOC Issuer) by reason of the gross negligence or wilful misconduct of the successor Servicer in exercising its powers and carrying out its obligations herein and under the Pooling and Servicing Agreement. Any Successor Servicer appointed pursuant to the Pooling and Servicing Agreement shall likewise agree to the terms set forth in clause (ii). As of the date of its acceptance, such Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in Sections 3.01 and 3.02. Following the effective date of appointment, the Servicer shall be released from all duties and liabilities as Servicer hereunder, but such release shall not affect any obligations of the Servicer that arose prior to such date or the obligations of the Servicer under Section 2.05, 4.03 or 3.03(f) (in the case of Section 3.03(f), excluding any documents received by the Successor Servicer from anyone other than the Servicer and also excluding any documents received by the Servicer from the Successor Servicer) or 3.03(i) (to the extent the Servicer retains the records referred to therein) of this Agreement, whether arising before or after such date.

     Section 4.04 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communication required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by prepaid Telex, TWX, facsimile or telegram (with messenger delivery specified in the case of a telegram) (any notice sent by telex, TWX, facsimile or telegram will be confirmed by mail as provided herein) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this
Section 4.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provision of this Section 4.04, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, facsimile or TWX numbers) indicated below:

If to the LOC         Westdeutsche Landesbank Girozentrale
  Issuer:               New York Branch
                        1211 Avenue of the Americas
                        New York, New York 10036
                        Attention: Trade Services Group
                        Sharon M. Maharg
                        Telephone: (212) 852-6343
                        Telecopier: (212) 768-4659
If to the             The Long-Term Credit Bank of Japan, Limited
  Administrative        165 Broadway
  Agent:                New York, New York 10006
                        Attention: Business Administration Department
                        Mr. Robert Pacifici
                        Telephone: 212-335-4801
                        Telecopy: 212-608-3452
If to the Trust:      First Brands Funding Master Trust
                        c/o Chemical Bank, as Trustee
                        450 West 33rd Street
                        15th Floor
                        New York, New York 10001
                        Attention: Corporate Trustee Administration Department
                        Telephone: (212) 971-3347
                        Telecopy: (212) 613-7800
If to the Servicer:   First Brands Corporation
                        83 Wooster Heights Road
                        Danbury, Connecticut 06813-1911
                        Attention: Treasurer
                        Telephone: (203) 731-2487
If to the             First Brands Funding Inc
  Transferor:           1013 Centre Road
                        Suite 350
                        Wilmington, Delaware 19805
                        with a copy to:
                        First Brands Funding Inc
                        83 Wooster Heights Road
                        Danbury, Connecticut 06813-1911
                        Attention: Treasurer
                        Telephone: 203-731-2487
                        Telecopy: 203-731-2395

     Section 4.05 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 4.06 Waivers, etc. Neither any failure nor any delay on the part of the LOC Issuer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other of further exercise or the exercise of any other right, power or privilege. No provision of this Agreement shall be waived, amended or supplemented except by a written instrument executed by the parties hereto. Notwithstanding the foregoing, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Servicer or Transferor therefrom to this Agreement shall be effective unless a written statement is obtained from each of the Rating Agencies that the rating of the Commercial Paper will not be downgraded or withdrawn solely as result of such amendment. The Servicer or Transferor shall provide each Rating Agency with at least ten days' prior notice of each amendment, waiver or consent to this Agreement and the Servicer or Transferor shall furnish each Rating Agency with a copy of each amendment, waiver or consent to this Agreement no later than the effective date thereof.

     Section 4.07 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 4.08 Term. This Agreement shall remain in full force and effect until the later to occur of (a) the payment of the LOC Disbursements and any and all other amounts payable hereunder, notwithstanding the earlier termination of the LOC or (b) the termination of the LOC. The provisions of Sections 2.03, 2.09, 4.02 and 4.03 hereof shall survive termination of this Agreement.

     Section 4.09 Successors and Assigns. (a) This Agreement shall be binding upon the LOC Issuer, the Administrative Agent, the Trust, the Transferor and the Servicer and their respective successors and assigns; provided that the LOC Issuer may not assign any of its obligations under this Agreement or the LOC. Notwithstanding the foregoing, the LOC Issuer and any Participant (as defined below), may, at any time grant participations to any other person, firm or corporation (a 'Participant') in all or part of its rights under this Agreement except that the Trust shall not be obligated to any Participant for amounts under Section 2.09 hereof in excess of such amounts which would have been owing to the LOC Issuer thereunder had such participation not been effected unless the Trust has given its prior written consent to the transfer to such Participant; provided, however, that the amount of any participation of the LOC Issuer shall not be less than $5,000,000 (unless the Transferor shall otherwise agree in writing). The LOC Issuer hereby acknowledges and agrees that any such disposition will not alter or affect the LOC Issuer's direct obligations to the Trustee, and that neither the Servicer nor the Trustee shall have any obligation to communicate with or maintain a relationship with any Participant in order to enforce such obligations of the LOC Issuer hereunder and under the LOC. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

     Section  4.10 Counterparts. This Agreement may be executed in any number of
copies,  and  by  the  different  parties   hereto  on  the  same  or   separate
counterparts, each of which shall be deemed to be an original instrument.

     Section 4.11 Further Assurances. The Servicer agrees to do such further acts and things and to execute and deliver to the LOC Issuer or the Trustee such additional assignments, agreements, powers and instruments as are required by the LOC Issuer or the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the LOC Issuer or the Trustee its rights, powers and remedies hereunder.

     Section 4.12 Captions. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

     Section 4.13 Representations, Warranties and Covenants of the LOC Issuer. The LOC Issuer hereby represents, warrants and covenants to the Servicer, the Trustee and the Transferor that:

          (a) (i) it is duly authorized to enter into and perform this Agreement and the LOC, and has duly executed and delivered this Agreement, and upon the issuance and delivery thereof in accordance with Section 2.01, the LOC will be duly executed and delivered;

          (ii) this Agreement constitutes and, upon the issuance thereof, the LOC will constitute, the legal, valid and binding obligations of the LOC Issuer, enforceable in accordance with their respective terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally); and

          (iii) no registration with or consent or approval of or other action by any state or local government authority or regulatory body having jurisdiction over the LOC Issuer is required in connection with the execution, delivery or performance by it of this Agreement or the LOC other than as may be required under the blue sky laws of any state.

          (b) The LOC Issuer covenants and agrees that:

          (i) on the Replacement Date, it will provide to the Trustee, the Liquidity Agents, the Liquidity Banks and the Servicer the favorable written opinion of Kaye, Scholer, Fierman, Hays & Handler (as to federal law and New York law) and of Members of the Central Legal Department of the LOC Issuer (as to German law), to the effect that the LOC has been duly authorized, executed and delivered and will constitute, the legal, valid and binding obligations of the LOC Issuer, enforceable against it in accordance with its respective terms (subject, as to the enforcement of remedies in case of the insolvency of the LOC Issuer, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles); and

          (ii) all knowledge of information, practices, books, correspondence and records provided to it or any Participant contemplated in Section 4.09 of this Agreement by or with respect to the Servicer or the Trust Assets is to be regarded as confidential information, and accordingly (x) the LOC Issuer shall retain in strict confidence and shall use its best efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Servicer any or all of such information, practices, books, correspondence and records furnished to them except to the extent necessary in connection with any proposed participation and then only after the proposed participant has executed a writing in favor of the Transferor agreeing to be bound by this Section 4.13; and except in connection with an examination by its auditors, pursuant to government regulations or by order of court, and (y) that it will not, and will use its best efforts to ensure that its representatives will not, make any use whatsoever (other than for the purposes contemplated by this Agreement and the Pooling and Servicing Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Servicer, except (A) to the extent that such information is generally available to the public or is required by law to be disclosed to a governmental agency, (B) pursuant to orders of courts of competent jurisdiction, (C) in pursuance of any procedure for discovery of documents in any proceeding before any such court after seeking such protective orders or other relief as it would ordinarily use for the protection of its own confidential information, and (D) pursuant to any law or regulation or compliance with a request or requirement of any Governmental Authority whose requests and requirements are customarily complied with after seeking such protective orders or other relief as it
     would  ordinarily  use   for  the  protection   of  its  own   confidential
     information.

     Section 4.14 Survival of Representations, Indemnities, Warranties and Agreements. All agreements, representations, indemnities and warranties made herein shall survive the execution and delivery of this Agreement.

     Section 4.15 Tax Forms. The LOC Issuer agrees to provide the Transferor (with a copy to the Servicer) with (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Servicer, and such extensions or renewals thereof as may reasonably be requested by the Servicer or the Transferor. The LOC Issuer shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent the LOC Issuer from duly completing and delivering any such form with respect to it and the LOC Issuer advises the Servicer that it is not capable of so receiving payments without any deduction or withholding, and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If the LOC Issuer grants a participation pursuant to
Section 4.09 hereof, the LOC Issuer shall obtain from its Participant and shall furnish to the Servicer (with a copy to Transferor and the Trustee) the form described in this Section 4.15.

     Section 4.16 Jurisdiction. Each of the Servicer and the Transferor hereby submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York (collectively, the 'Subject Courts') in respect of any suit, action or proceeding arising out of this Agreement, the Pooling and Servicing Agreement and the other agreements contemplated hereby and thereby. Each of the Servicer and the Transferor hereby waives any objection it may have to the laying of venue of any such suit, action or proceeding in any of the Subject Courts, and to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding brought in any of the Subject Courts has been brought in an inconvenient forum. Each of the Servicer and the Transferor agrees that service of all writs, process and summonses in any suit, action or proceeding may be delivered by the mailing thereof by first-class mail, postage prepaid, to the Servicer or the Transferor, respectively, at its address set forth in Section 4.04 hereof.

     Section 4.17 Limited Recourse to Transferor. Each of the LOC Issuer, the Trust and the Transferor agrees that any obligations of the Transferor to the LOC Issuer, the Trust or the Servicer hereunder shall not constitute a claim against the Transferor in the event that the Trust Assets or the assets of the Transferor are insufficient to pay in full such obligations.

     Section 4.18 Limitation of Liability and Trustee's Obligations. It is expressly understood and agreed by the parties hereto that this Agreement is executed by Chemical Bank not in its corporate and individual capacity but solely on behalf of the Trust as Trustee under the Pooling and Servicing Agreement in the exercise of the power and authority conferred and vested in it as such Trustee. It is further understood and agreed that Chemical Bank shall not be personally liable for any breach of any representation, warranty or covenant of the Trust, or the Trustee on behalf of the Trust, contained herein or in any of the certificates, notices or agreements delivered hereunder and nothing herein contained shall be construed as creating any liability on Chemical Bank in its corporate and individual capacity to make any payment or to perform any covenant, agreement or undertaking contained herein, all such liability being expressly waived by each of the parties hereto, and that the parties hereto shall look solely to the properties and assets of the Trust and the Trust Assets for the payment of any amounts due and payable on account of the LOC and for the payment, performance or other satisfaction of this Agreement and any claim against the Trust or the Trustee by reason of the transactions contemplated hereby.

     Please signify your agreement and acceptance of the foregoing by executing this Agreement in the space provided below.

                                                              FIRST BRANDS CORPORATION, as Servicer

Account for Payment:                                            By:              /s/ J. Bruce Ipe
                                                                      ...........................................
                                                              FIRST BRANDS FUNDING INC, as Transferor

                                                                By:         /s/ Donald A. DeSantis
                                                                      ...........................................
Account for Payment:                                          WESTDEUTSCHE LANDESBANK GIROZENTRALE, New York
                                                                Branch
                                                                as LOC Issuer

                                                                By:            /s/ Elie B. Khoury
                                                                      ...........................................

Authorized Signatory                                            By:      /s/ Roland W. Chalons-Browne

Account for Payment:                                           THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, New
                                                                      York Branch, as Administrative Agent

                                                                By:         /s/ Fumihiko Kamoshida
                                                                      ...........................................

                                                                       FIRST BRANDS FUNDING MASTER TRUST

                                                                By:        CHEMICAL BANK, as Trustee

                                                                By:              /s/ James Foley
                                                              ...................................................
                                                                             Authorized Signatory

                                    ANNEX X

     'Business  Day' shall mean any  day other than (a)  a Saturday or a Sunday,
(b) another day on which First Brands is closed, as set forth on the list furnished by the Servicer pursuant to Section 3.03(n) of the Pooling and Servicing Agreement or (c) another day on which banking institutions or trust companies in the State of New York generally or The City of New York, New York, are authorized or obligated by law, executive order or governmental decree to be closed.

     'CP Issuer' shall mean First Brands Commercial Inc, a Delaware corporation, or any other holder of the Variable Funding Certificate.

     'Determination Date' shall mean, with respect to any Settlement Period, the seventh day of the next calendar month or if such day is not a Business Day, the next succeeding Business Day. The first Determination Date shall be July 10, 1992.

     'Payment Date' shall mean with respect to any Series or the Variable Funding Certificate the date specified as such in the applicable Supplement.

     'Pooling and Servicing Agreement' shall mean the Pooling and Servicing Agreement, dated as of May 21, 1992, by and among First Brands Funding Inc, as Transferor, First Brands Corporation, as Servicer, and Chemical Bank, as Trustee, and all amendments thereof and supplements thereto, including any Supplement.

     'Servicer' shall initially mean First Brands Corporation and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement to service the Receivables.

     'Settlement Period' shall mean a calendar month; provided, however, that in the case of the initial Settlement Period, 'Settlement Period' shall mean the period from and including the date of issuance of this LOC to and including the last day of the calendar month in which Commercial Paper is initially issued under the Pooling and Servicing Agreement.

     'Supplement' shall mean with respect to the Variable Funding Certificate, a supplement to the Pooling and Servicing Agreement complying with the terms of
Section 6.09 thereof.

     'Transferor' shall mean First Brands Funding Inc, a Delaware corporation.

     'Variable Funding Certificate' shall mean a certificate issued pursuant  to
Section 6.09 to the Pooling and Servicing Agreement, held by the CP Issuer and substantially in the form of Exhibit B to the Pooling and Servicing Agreement.